Exhibit 24
Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10-K for fiscal year ended December 31, 2025 hereby constitutes and appoints Angela C. Williams and Michael S. Burns his/her true and lawful attorneys-in-fact and agents, for him/her and in his/her name, place and stead to sign said Form 10-K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ JOHN J. ZILLMER	/s/ DAVID M. MOFFETT
John J. Zillmer	David M. Moffett
February 12, 2026	February 12, 2026

/s/ ANN D. BEGEMAN	/s/ LINDA H. RIEFLER
Ann Begeman	Linda H. Riefler
February 12, 2026	February 12, 2026

/s/ THOMAS P. BOSTICK	/s/ SUZANNE M. VAUTRINOT
Thomas P. Bostick	Suzanne M. Vautrinot
February 12, 2026	February 12, 2026

/s/ ANNE H. CHOW	/s/ JAMES L. WAINSCOTT
Anne H. Chow	James L. Wainscott
February 12, 2026	February 12, 2026

/s/ STEVEN T. HALVERSON	/s/ J. STEVEN WHISLER
Steven T. Halverson	J. Steven Whisler
February 12, 2026	February 12, 2026

/s/ PAUL C. HILAL
Paul C. Hilal
February 12, 2026